Exhibit 5.1

BOSTON    CONNECTICUT    NEW JERSEY    NEW YORK    WASHINGTON, D.C.

DAY PITNEY LLP

Attorneys at Law

Mail To: P.O. Box 1945 Morristown, NJ 07962

Deliver To: 200 Campus Drive Florham Park, NJ 07932

T: (973) 966 6300 F: (973) 966 1015

info@daypitney.com

May 7, 2009

Valley National Bancorp

1455 Valley Road

Wayne, New Jersey 07470

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) by Valley National Bancorp, a New Jersey corporation (the “Company”) relating to the registration under the Securities Act of 1933, as amended (the “Act”), of 6,100,000 shares of common stock of the Company, no par value (the “Shares”), to be offered pursuant to the Valley National Bancorp 2009 Long Term Stock Incentive Plan (the “2009 Plan”).

We have examined originals, or copies certified or otherwise identified to our satisfaction, of the 2009 Plan and such corporate records, documents, agreements, instruments and certificates of public officials of the State of New Jersey and of officers of the Company as we have deemed necessary or appropriate in order to express the opinion hereinafter set forth.

In our examination of such documents and records, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that when the Shares have been duly issued as contemplated by the Registration Statement (including the Prospectus which is not filed herewith) and the 2009 Plan and for the consideration determined in accordance with the terms of the 2009 Plan, the Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the federal laws of the United States and the laws of the State of New Jersey. We express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the use of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/S/ DAY PITNEY LLP
Day Pitney LLP